Exhibit 99.1

CUSIP No. G7308L 100 **	13G

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Q&K International Group Limited is filed on behalf of each of us.

Dated: March 2, 2020

SAIF IV Consumer (BVI) Limited

By:	SAIF Partners IV L.P.
Its:	Sole Shareholder By: SAIF IV GP, L.P., its General Partner By: SAIF IV GP Capital Ltd, its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF Partners IV L.P.

By: SAIF IV GP, L.P., its General Partner By: SAIF IV GP Capital Ltd, its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF IV GP, L.P.

By: SAIF IV GP Capital Ltd, its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

SAIF IV GP Capital Ltd.

By: SAIF IV GP Capital Ltd, its General Partner

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder

By:	/s/ Andrew Y. Yan
Andrew Y. Yan, Sole Shareholder